Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-76594 on Form S-8 of Fulton Financial Corporation of our report dated May 14, 2004, appearing in this Annual Report on Form 11-K of Fulton Financial Affiliates 401(K) Savings Plan and Trust for the year ended December 31, 2003.

/s/ Crowe Chizek and Company LLC

Columbus, Ohio

June 25, 2004